SECURITIES  AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                          FORM 8-K


                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934


               Date of Report:  June 27, 1994



                     UNOCAL CORPORATION
        ---------------------------------------
   (Exact name of registrant as specified in its charter)



             Delaware               1-8483              95-3825062
- - -------------------------------------------------------------------------
 (State or other jurisdiction of   (Commission      (I.R.S. Employer
incorporation or organization)      File Number)     Identification No.)




1201 West Fifth Street, Los Angeles, California           90017
- - -------------------------------------------------------------------
 (Address of principal executive offices)             (Zip Code)




Registrant's telephone number, including area code:   (213)  977-7600

Item 5.   Other Events


          (1)  On June 27, 1994, the following news release was issued:


                  UNOCAL REORGANIZATION EMPHASIZES GROWTH
                 -----------------------------------------

     Los Angeles, June 27 -- Unocal Corporation's board of directors today approved a major reorganization of the company's management and created a new 76 Products Company. The organizational changes will become effective July 1.
     The reorganization creates an office of the chief executive officer, headed by Roger C. Beach, Unocal's current chief executive officer. Beach will also have responsibility for the operations of the company.
     Joining Beach in the office of the CEO will be John F. Imle, Jr., who becomes president of the company to direct growth opportunities, and Neal
E. Schmale, who was named the company's new chief financial officer. "Unocal's new organization focuses on achieving excellence in three critical activities -- operations, growth, and finance -- instead of along business lines," said Roger C. Beach, Unocal chief executive officer. "We must excel in all of these areas in order to compete successfully in the future."
     "The three critical activities are closely linked," Beach said. "As we continue to drill off our inventory of attractive development opportunities, we will need to find and develop new oil and gas resources to continue growing.
     "To fund this growth program, we must remain a low-cost producer in our existing operating businesses and pursue new avenues of financing to secure funding above our traditional sources."
     Beach went on to say that the new organization increases Unocal's focus on a select number of high-quality growth opportunities that will bring added value to the stockholders. "We`re widely recognized as a highly efficient energy producer," said Beach. "The new organization will help us preserve and strengthen our competitive advantage. Today, we're looking at some of the best growth opportunities we've seen in decades. These opportunities require maximum attention and effort."
     Beach pointed out the company has attractive overseas development opportunities as well as a highly disciplined exploration program.

OPERATIONS
- - -----------
     In the new organization, Beach will have four group vice presidents who will oversee the company's operations.
     Jack W. Schanck, 42, who was previously vice president of Worldwide Exploration, will become group vice president for Oil and Gas Operations. Darcel Hulse, 47, who has been vice president for Geothermal Resources and Power Generation, will become group vice president, Geothermal and Power Operations. L. E. "Ed" Scott, 51, will move from vice president, Petroleum Supply and Transportation, to group vice president, Diversified Businesses.
     As part of the reorganization, Beach will establish a new 76 Products Company that will give Unocal's West Coast refining and marketing operations greater financial flexibility and will position the downstream business to become consistently profitable.
     Lawrence M. Higby, 49, formerly executive vice president for marketing of the Los Angeles Times, will be group vice president and president of the new 76 Products Company.
     Higby has been with Times-Mirror Company since 1986, directing the marketing and sales organizations for that company's newspaper and cable television operations. Previously, he held senior marketing positions with Pepsico's Taco Bell and Pepsi-Cola USA operations.

GROWTH
- - ------
     Imle, 53, will focus on the company's growth opportunities and strategies. His portfolio will include worldwide petroleum exploration, commercialization of oil, gas and power projects, joint ventures with other firms, business development, and marketing of natural gas and other hydrocarbons, technology and operations support, and process technology development and sales.

FINANCE
- - -------
     Schmale, 47, will guide the company's finance activities including the treasury, comptroller, tax and risk management groups. He succeeds Thomas B. Sleeman, 62, who is retiring after 40 years with the company.
     "Financing will be extremely important for Unocal as we proceed with large oil and gas development projects in Thailand, Myanmar, and the Caspian Sea, as well as geothermal projects in Indonesia," Beach said. "At the same time, we're continuing to aggressively pursue other attractive development opportunities."

STAFF SUPPORT
- - -------------
     Under the new corporate organization staff support activities such as human resources, planning, health-environment-safety, and employee development will be consolidated and centrally coordinated, but primarily based at the business unit.
     "By reorganizing staff support, we can gain efficiency through centralized coordination and decentralized implementation so we can put the support personnel closer to their customers," Beach said.
     Beach said the new organizational development department will focus on employee recruitment, training and development, as well as succession planning and career pathing.


     _________________________________________________________________



                                 SIGNATURE


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      UNOCAL CORPORATION
                                      -------------------
                                        (Registrant)




                                 by:  CHARLES S. MCDOWELL
                                      --------------------
                                      (Charles S. McDowell,
                                       Vice President and Comptroller)






Dated:  June 27, 1994